As filed with the Securities and Exchange Commission on April 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAXMEDICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-0870387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 South Broadway, Suite 125

Tarrytown, NY 10591

(Address of principal executive offices) (Zip Code)

PAXMEDICA, INC. AMENDED AND RESTATED 2020 OMNIBUS EQUITY INCENTIVE PLAN

(Full title of the Plans)

Howard J. Weisman

Chief Executive Officer

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

(914) 987-2876

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David S. Rosenthal, Esq.

Anna Tomczyk Esq.

Dechert LLP

1095 Avenue of Americas

New York, New York 10036

(212) 698-3616

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 481,423 additional shares of common stock under the PaxMedica, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 31, 2022 (Registration No. 333-267189).

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1*	Opinion of Dechert LLP.

23.1*	Consent of Dechert LLP (included in Exhibit 5.1).

23.2*	Consent of Marcum LLP.

24.1*	Power of Attorney (included on signature page).

99.1	PaxMedica, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan, and forms of agreements thereunder (Incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-268882) filed December 19, 2022).

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia on April 4, 2023.

PAXMEDICA, INC.

By:	/s/ Howard J. Weisman
Howard J. Weisman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard J. Weisman and Stephen D. Sheldon, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any Registration Statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Signature	Title	Date

/s/ Howard J. Weisman	Chief Executive Officer and Director (principal executive officer)	April 4, 2023
Howard J. Weisman

/s/ Stephen D. Sheldon	Chief Financial Officer (principal financial and accounting officer)	April 4, 2023
Stephen D. Sheldon

/s/ Zachary Rome	Chief Operating Officer and Director	April 4, 2023
Zachary Rome

/s/ Michael Derby	Executive Chairman and Director	April 4, 2023
Michael Derby

/s/ Karen LaRochelle	Director	April 4, 2023
Karen LaRochelle

/s/ John F. Coelho	Director	April 4, 2023
John F. Coelho

/s/ Charles J. Casamento	Director	April 4, 2023
Charles J. Casamento